EXHIBIT 99.1
MURPHY OIL CORPORATION ANNOUNCES SECOND QUARTER 2024 FINANCIAL AND OPERATIONAL RESULTS, REVISES CAPITAL ALLOCATION FRAMEWORK TO ACCELERATE SHAREHOLDER RETURNS, INCREASES SHARE REPURCHASE AUTHORIZATION
Announced Discovery at Ocotillo #1 Exploration Well in the Gulf of Mexico,
Repurchased $56 Million of Shares Outstanding and $50 Million of Senior Notes

HOUSTON, Texas, August 8, 2024 – Murphy Oil Corporation (NYSE: MUR) today announced its financial and operating results for the second quarter ended June 30, 2024, including net income attributable to Murphy of $128 million, or $0.83 net income per diluted share. Excluding discontinued operations and other items affecting comparability between periods, adjusted net income attributable to Murphy was $124 million, or $0.81 adjusted net income per diluted share.
Unless otherwise noted, the financial and operating highlights and metrics discussed in this commentary exclude noncontrolling interest (NCI).1
Highlights for the second quarter include:
•Produced 181 thousand barrels of oil equivalent per day (MBOEPD), with 91 thousand barrels of oil per day (MBOPD)
•Achieved record high peak gross production rate of 496 million cubic feet per day (MMCFD) in Tupper Montney
•Drilled a discovery at the non-operated Ocotillo #1 exploration well in Mississippi Canyon 40 in the Gulf of Mexico
•Repurchased $56 million of stock, or 1.4 million shares, at an average price of $41.03 per share
•Repurchased $50 million of senior notes due 2027 and 2028 in open market transactions
•Maintained quarterly dividend of $0.30 per share or $1.20 per share annualized
Subsequent to the second quarter:
•Revised capital allocation framework, progressing to Murphy 3.0, which increases shareholder returns while maintaining $1.0 billion total long-term debt goal
•Repurchased $44 million of stock, or 1.1 million shares, at an average price of $38.62 per share

•Increased share repurchase authorization by $500 million, with $800 million currently remaining
•Published the company’s sixth annual sustainability report
“We have made incredible progress advancing our priorities of Delever, Execute, Explore, Return since they were first announced more than three years ago. From outperformance across our onshore assets to continued execution offshore in the second quarter, we have generated ample cash flow to fund our operations and repurchase more than $50 million of stock and $50 million of long-term debt. I am pleased with our recent exploration success at the non-operated Ocotillo well in the Gulf of Mexico, and I look forward to drilling our two exploration wells in Vietnam beginning in the third quarter,” said Roger W. Jenkins, Chief Executive Officer. “Further, I am excited to announce today that we are moving into Murphy 3.0 of our capital allocation framework so that we may increase our shareholder returns primarily through share repurchases, while remaining focused on achieving our $1.0 billion total long-term debt goal.”
SECOND QUARTER 2024 RESULTS
The company recorded net income attributable to Murphy of $128 million, or $0.83 net income per diluted share, for the second quarter 2024. Adjusted net income, which excludes both the results of discontinued operations and certain other items that affect comparability of results between periods, was $124 million, or $0.81 adjusted net income per diluted share for the same period. Details for second quarter results and an adjusted net income reconciliation can be found in the attached schedules.
Earnings before interest, taxes, depreciation and amortization (EBITDA) attributable to Murphy were $389 million. Earnings before interest, tax, depreciation, amortization and exploration expenses (EBITDAX) attributable to Murphy were $431 million. Adjusted EBITDA attributable to Murphy was $396 million. Adjusted EBITDAX attributable to Murphy was $438 million. Reconciliations for second quarter EBITDA, EBITDAX, adjusted EBITDA and adjusted EBITDAX can be found in the attached schedules.
Second quarter production averaged 181 MBOEPD and included 50 percent oil volumes, or 91 MBOPD. Onshore production was approximately 5.4 MBOEPD above guidance for the quarter primarily due to stronger well performance. This offset 2.4 MBOEPD of unplanned downtime in the Gulf of Mexico and 2.4 MBOEPD of additional downtime at non-operated Terra Nova.
Accrued capital expenditures (CAPEX) for second quarter 2024 totaled $292 million, excluding NCI. Details for second quarter production and CAPEX can be found in the attached schedules.
CAPITAL ALLOCATION FRAMEWORK
Murphy had approximately $1.1 billion of liquidity on June 30, 2024, with no borrowings on the $800 million senior unsecured credit facility and $334 million of cash and cash equivalents, inclusive of NCI.
Debt Reduction
During the second quarter, Murphy repurchased $50 million of senior notes in open market transactions, comprised of $26.5 million of 5.875 percent senior notes due 2027 and $23.5 million of 6.375 percent senior notes due 2028. As of June 30, 2024, Murphy’s total debt was

$1.28 billion, and consisted of long-term, fixed-rate notes with a weighted average maturity of 7.8 years and a weighted average coupon of 6.2 percent.
Share Repurchases
During the second quarter, Murphy repurchased $56 million of stock, or 1.4 million shares, at an average price of $41.03 per share. Subsequent to second quarter, Murphy repurchased $44 million of stock, or 1.1 million shares, at an average price of $38.62 per share. Additionally, the Board of Directors increased the share repurchase authorization by $500 million.
As of August 7, 2024, Murphy had repurchased $150 million of stock in 2024, or 3.8 million shares, at an average price of $39.70 per share. Murphy currently has $800 million remaining under the share repurchase authorization and 150.1 million shares outstanding.
Accelerating Shareholder Returns
Murphy’s Board of Directors has approved a revision to the capital allocation framework that allows the company to move into Murphy 3.0 when the company reaches long-term debt of $1.3 billion, which it has achieved. Murphy will now allocate a minimum of 50 percent of adjusted free cash flow to shareholder returns, primarily through share buybacks. The remainder of adjusted free cash flow will be allocated to the balance sheet. Murphy is committed to maintaining a $1.0 billion total long-term debt goal, which it is forecast to achieve by mid-2025 assuming a $75 per barrel West Texas Intermediate price.
“We first announced our capital allocation framework in August 2022, which detailed our plans to reduce debt, build an industry-leading balance sheet and return capital to shareholders. Since that time, I am pleased that we have repurchased $300 million of stock and increased our dividend by 70 percent. Additionally, since year-end 2020 we have reduced debt by $1.75 billion, or 57 percent, and achieved $87 million in annual interest expense savings,” said Jenkins. “During this time, we have maintained a disciplined capital program, supporting existing asset development and exploration, proved reserve growth, acquisitions and a field development project. As we approach our $1.0 billion total long-term debt goal, we wanted to accelerate returns to our shareholders.”
OPERATIONS SUMMARY
Onshore
In the second quarter of 2024, the onshore business produced approximately 99 MBOEPD, which included 28 percent liquids volumes.
Eagle Ford Shale – Production averaged 28 MBOEPD with 71 percent oil volumes and 86 percent liquids volumes in the second quarter, which exceeded guidance by 1,700 BOEPD primarily due to wells producing above expectation. Murphy brought online 11 operated wells in Catarina and four non-operated wells in Tilden during the quarter.
Tupper Montney – During the second quarter, natural gas production averaged 400 million cubic feet per day (MMCFD), which exceeded guidance by 20 MMCFD primarily due to improved well performance. As planned, Murphy brought online 13 wells during the quarter, completing its 2024 program. During the quarter, Murphy achieved a record high peak gross production rate of 496 MMCFD.

Kaybob Duvernay – Production averaged 4 MBOEPD with 72 percent liquids volumes in the second quarter. Murphy brought online three operated wells in the second quarter as planned.
Offshore
Excluding NCI, in the second quarter of 2024, the offshore business produced approximately 81 MBOEPD, which included 83 percent oil.
Gulf of Mexico – Production averaged approximately 74 MBOEPD, consisting of 82 percent oil during the second quarter. Murphy drilled the operated Mormont #3 (Green Canyon 478) well, and brought online the operated Khaleesi #4 (Green Canyon 389) well and non-operated Lucius #11 (Keathley Canyon 919) well as planned during the quarter. The company also progressed the operated Neidermeyer #1 (Mississippi Canyon 208) sidetrack well and the non-operated Kodiak #3 (Mississippi Canyon 727) well workover, and both wells were brought online in the third quarter.
Canada – In the second quarter, production averaged 8 MBOEPD, consisting of 100 percent oil.
Vietnam – Murphy advanced its Lac Da Vang field development project during the second quarter and awarded facilities and pipeline contracts. The remaining major contracts are expected to be awarded by year-end 2024. The project remains on schedule to achieve first oil in late 2026.
EXPLORATION
Gulf of Mexico – During the quarter, Murphy drilled a discovery at the non-operated Ocotillo #1 (Mississippi Canyon 40) exploration well and found 100 feet of net pay across two zones. Murphy holds a 33.33 percent working interest in the well.
Also during the quarter, Murphy concluded drilling the non-operated Orange #1 (Mississippi Canyon 216) exploration well. The well encountered non-commercial hydrocarbons and has been plugged and abandoned. Approximately $26 million of the net well cost before tax was expensed in the second quarter. Murphy holds a 50 percent working interest in the well.
2024 CAPITAL EXPENDITURE AND PRODUCTION GUIDANCE
Murphy maintains its 2024 accrued CAPEX range of $920 million to $1.02 billion. The company also maintains its full year 2024 production range of 180 to 188 MBOEPD, consisting of approximately 95 MBOPD oil and 105 MBOEPD liquids volumes, equating to 52 percent oil and 57 percent liquids volumes, respectively. Currently the company expects to be at the lower end of the production range due to operational impacts in the Gulf of Mexico. The development plan of an operated well in the Samurai field was altered to a single zone to maximize total field recovery. Additionally, extended operations at the planned Neidermeyer #1 sidetrack well delayed the rig from commencing a well workover in the Dalmatian field.
Production for third quarter 2024 is estimated to be in the range of 181.5 to 189.5 MBOEPD with 91.5 MBOPD, or approximately 50 percent, oil volumes. This range is impacted by 9.4 MBOEPD of total downtime, comprised of 3.9 MBOEPD of assumed Gulf of Mexico storm downtime, 2.9 MBOEPD of planned onshore downtime and 2.6 MBOEPD of planned Gulf of Mexico downtime. Both production and CAPEX guidance ranges exclude NCI.
Detailed guidance for the third quarter and full year 2024 is contained in the attached schedules.

FIXED PRICE FORWARD SALES CONTRACTS
Murphy maintains fixed price forward sales contracts in Canada to lessen its dependence on variable AECO prices. These contracts are for physical delivery of natural gas volumes at a fixed price, with no mark-to-market income adjustments. Details for the current fixed price contracts can be found in the attached schedules.
CONFERENCE CALL AND WEBCAST SCHEDULED FOR AUGUST 8, 2024
Murphy will host a conference call to discuss second quarter 2024 financial and operating results on Thursday, August 8, 2024, at 9:00 a.m. EDT. The call can be accessed either via the Internet through the events calendar on the Murphy Oil Corporation Investor Relations website at http://ir.murphyoilcorp.com or via telephone by dialing toll-free 800-717-1738, reservation number 55528. For additional information, please refer to the Second Quarter 2024 Earnings Presentation available under the News and Events section of the Investor Relations website.
FINANCIAL DATA
Summary financial data and operating statistics for second quarter 2024, with comparisons to the same period from the previous year, are contained in the attached schedules. Additionally, a schedule indicating the impacts of items affecting comparability of results between periods, a reconciliation of EBITDA, EBITDAX, adjusted EBITDA and adjusted EBITDAX between periods, as well as guidance for the third quarter and full year 2024, are also included.
1In accordance with GAAP, Murphy reports the 100 percent interest, including a 20 percent noncontrolling interest (NCI), in its subsidiary, MP Gulf of Mexico, LLC (MP GOM). The GAAP financials include the NCI portion of revenue, costs, assets and liabilities and cash flows. Unless otherwise noted, the financial and operating highlights and metrics discussed in this news release, but not the accompanying schedules, exclude the NCI, thereby representing only the amounts attributable to Murphy.
CAPITAL ALLOCATION FRAMEWORK
This news release contains references to the company’s capital allocation framework and adjusted free cash flow. In an effort to accelerate shareholder returns, Murphy’s Board of Directors has approved a revision to the framework that allows the company to move into Murphy 3.0 when the company reaches long-term debt of $1.3 billion, which the company has achieved. As a result, the company will begin allocating a minimum of 50 percent of adjusted free cash flow to share buybacks and potential dividend increases, with the remainder of adjusted free cash flow allocated to the balance sheet as the company maintains the $1.0 billion total long-term debt goal.
Adjusted free cash flow is defined as cash flow from operations before working capital change, less capital expenditures, distributions to NCI and projected payments, quarterly dividend and accretive acquisitions.
ABOUT MURPHY OIL CORPORATION
As an independent oil and natural gas exploration and production company, Murphy Oil Corporation believes in providing energy that empowers people by doing right always, staying with it and thinking beyond possible. Murphy challenges the norm, taps into its strong legacy and uses its foresight and financial discipline to deliver inspired energy solutions. Murphy sees a future where it is an industry leader who is positively impacting lives for the next 100 years and beyond. Additional information can be found on the company’s website at www.murphyoilcorp.com.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events, results and plans, are subject to inherent risks, uncertainties and assumptions (many of which are beyond our control) and are not guarantees of performance. In particular, statements, express or implied, concerning the company’s future operating results or activities and returns or the company's ability and decisions to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control operating costs and expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet initiatives, plans, goals, ambitions or targets with respect to emissions, safety matters or other ESG (environmental/social/governance) matters, make capital expenditures or pay and/or increase dividends or make share repurchases and other capital allocation decisions are forward-looking statements. Factors that could cause one or more of these future events, results or plans not to occur as implied by any forward-looking statement, which consequently could cause actual results or activities to differ materially from the expectations expressed or implied by such forward-looking statements, include, but are not limited to: macro conditions in the oil and gas industry, including supply/demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; geopolitical concerns; increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or market of health pandemics such as COVID-19 and related government responses; other natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; any failure to obtain necessary regulatory approvals; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; or adverse developments in the U.S. or global capital markets, credit markets, banking system or economies in general, including inflation. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and the investors page of our website. We may use these channels to distribute material information about the company; therefore, we encourage investors, the media, business partners and others interested in the company to review the information we post on our website. The information on our website is not part of, and is not incorporated into, this news release. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
This news release contains certain non-GAAP financial measures that management believes are useful tools for internal use and the investment community in evaluating Murphy Oil Corporation’s overall financial performance. These non-GAAP financial measures are broadly used to value and compare companies in the crude oil and natural gas industry. Not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for financial measures prepared in accordance with GAAP and should therefore be considered only as supplemental to such GAAP financial measures. Please see the attached schedules for reconciliations of the differences between the non-GAAP financial measures used in this news release and the most directly comparable GAAP financial measures.

Investor Contacts:
InvestorRelations@murphyoilcorp.com
Kelly Whitley, 281-675-9107
Megan Larson, 281-675-9470
Beth Heller, 832-506-6831

MURPHY OIL CORPORATION
SUMMARIZED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Thousands of dollars, except per share amounts)	2024	2023	2024	2023
Revenues and other income
Revenue from production	$797,510	$799,836	$1,592,113	$1,596,067
Sales of purchased natural gas	3,497	13,014	3,742	56,751
Total revenue from sales to customers	801,007	812,850	1,595,855	1,652,818
Gain on sale of assets and other income	1,764	1,738	3,328	3,486
Total revenues and other income	802,771	814,588	1,599,183	1,656,304
Costs and expenses
Lease operating expenses	259,628	194,292	493,892	394,276
Severance and ad valorem taxes	10,417	12,765	20,503	24,205
Transportation, gathering and processing	53,470	59,868	110,023	113,790
Costs of purchased natural gas	2,987	9,657	3,147	41,926
Exploration expenses, including undeveloped lease amortization	42,677	115,793	87,106	125,975
Selling and general expenses	22,893	25,345	54,054	43,653
Depreciation, depletion and amortization	215,543	215,667	426,677	411,337
Accretion of asset retirement obligations	13,053	11,364	25,827	22,521
Other operating (income) expense	(2,219)	4,960	5,047	16,948
Impairment of assets	—	—	34,528	—
Total costs and expenses	618,449	649,711	1,260,804	1,194,631
Operating income from continuing operations	184,322	164,877	338,379	461,673
Other income (loss)
Other income (loss)	26,245	(7,694)	37,796	(7,767)
Interest expense, net	(20,986)	(29,856)	(41,007)	(58,711)
Total other income (loss)	5,259	(37,550)	(3,211)	(66,478)
Income from continuing operations before income taxes	189,581	127,327	335,168	395,195
Income tax expense	32,676	34,870	62,733	88,703
Income from continuing operations	156,905	92,457	272,435	306,492
Loss from discontinued operations, net of income taxes	(643)	(602)	(1,515)	(323)
Net income including noncontrolling interest	156,262	91,855	270,920	306,169
Less: Net income (loss) attributable to noncontrolling interest	28,523	(6,431)	53,179	16,239
NET INCOME ATTRIBUTABLE TO MURPHY	$127,739	$98,286	$217,741	$289,930

INCOME (LOSS) PER COMMON SHARE – BASIC
Continuing operations	$0.84	$0.63	$1.44	$1.86
Discontinued operations	—	—	(0.01)	—
Net income	$0.84	$0.63	$1.43	$1.86

INCOME (LOSS) PER COMMON SHARE – DILUTED
Continuing operations	$0.83	$0.62	$1.43	$1.84
Discontinued operations	—	—	(0.01)	—
Net income	$0.83	$0.62	$1.42	$1.84
Cash dividends per common share	$0.300	0.275	$0.600	0.550
Average common shares outstanding (thousands)
Basic	152,153	156,127	152,409	155,976
Diluted	153,144	157,299	153,480	157,308

MURPHY OIL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Thousands of dollars)	2024	2023	2024	2023
Operating Activities
Net income including noncontrolling interest	$156,262	$91,855	$270,920	$306,169
Adjustments to reconcile net income to net cash provided by continuing operations activities
Depreciation, depletion and amortization	215,543	215,667	426,677	411,337
Impairment of assets	—	—	34,528	—
Unsuccessful exploration well costs and previously suspended exploration costs	25,843	95,682	58,280	96,533
Deferred income tax expense	34,450	43,515	53,928	92,557
Accretion of asset retirement obligations	13,053	11,364	25,827	22,521
Long-term non-cash compensation	11,972	13,540	21,823	22,076
Amortization of undeveloped leases	2,985	2,716	5,778	5,369
Loss from discontinued operations	643	602	1,515	323
Contingent consideration payment	—	(15,609)	—	(139,574)
Mark-to-market loss on contingent consideration	—	3,175	—	7,113
Other operating activities, net	(18,578)	(52,307)	(33,959)	(59,417)
Net decrease (increase) in non-cash working capital	25,479	59,691	1,126	(15,340)
Net cash provided by continuing operations activities	467,652	469,891	866,443	749,667
Investing Activities
Property additions and dry hole costs	(267,791)	(349,434)	(516,876)	(694,753)
Net cash required by investing activities	(267,791)	(349,434)	(516,876)	(694,753)
Financing Activities
Borrowings on revolving credit facility	100,000	100,000	200,000	200,000
Repayment of revolving credit facility	(100,000)	(100,000)	(200,000)	(200,000)
Retirement of debt	(50,000)	—	(50,000)	—
Repurchase of common stock	(55,887)	—	(105,887)	—
Cash dividends paid	(45,772)	(42,942)	(91,545)	(85,867)
Withholding tax on stock-based incentive awards	(28)	(3)	(25,298)	(14,220)
Distributions to noncontrolling interest	(38,209)	(6,304)	(61,210)	(15,983)
Finance lease obligation payments	(167)	(157)	(331)	(296)
Contingent consideration payment	—	(12,565)	—	(60,243)
Issue costs of debt facility	—	(3)	—	(20)
Net cash required by financing activities	(190,063)	(61,974)	(334,271)	(176,629)
Effect of exchange rate changes on cash and cash equivalents	391	(1,511)	1,249	(893)
Net increase (decrease) in cash and cash equivalents	10,189	56,972	16,545	(122,608)
Cash and cash equivalents at beginning of period	323,430	312,383	317,074	491,963
Cash and cash equivalents at end of period	$333,619	$369,355	$333,619	$369,355

MURPHY OIL CORPORATION
SCHEDULE OF ADJUSTED NET INCOME (LOSS) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Millions of dollars, except per share amounts)	2024	2023	2024	2023
Net income attributable to Murphy (GAAP) [1]	$127.7	$98.3	$217.7	$289.9
Discontinued operations loss	0.6	0.6	1.5	0.3
Net income from continuing operations attributable to Murphy	128.3	98.9	219.2	290.2
Adjustments:
Impairment of assets	—	—	34.5	—
Write-off of previously suspended exploration well	—	17.1	26.1	17.1
Foreign exchange (gain) loss	(5.5)	7.9	(16.0)	8.3
Mark-to-market loss on contingent consideration	—	3.2	—	7.1
Total adjustments, before taxes	(5.5)	28.2	44.6	32.5
Income tax expense (benefit) related to adjustments	1.4	(2.7)	(8.8)	(3.6)
Total adjustments after taxes	(4.1)	25.5	35.8	28.9
Adjusted net income from continuing operations attributable to Murphy (Non-GAAP)	$124.2	$124.4	$255.0	$319.1
Adjusted net income from continuing operations per average diluted share (Non-GAAP)	$0.81	$0.79	$1.66	$2.03
1 Excludes amounts attributable to a noncontrolling interest in MP Gulf of Mexico, LLC (MP GOM).

Non-GAAP Financial Measures
Presented above is a reconciliation of Net income to Adjusted net income from continuing operations attributable to Murphy. Adjusted net income excludes certain items that management believes affect the comparability of results between periods. Management believes this is important information to provide because it is used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results. Adjusted net income is a non-GAAP financial measure and should not be considered a substitute for Net income as determined in accordance with accounting principles generally accepted in the United States of America.
The pretax and income tax impacts for adjustments in the above table are shown below by area of operation and geographical location, and exclude the share attributable to noncontrolling interests.

	Three Months Ended June 30, 2024			Six Months Ended June 30, 2024
(Millions of dollars)	Pretax	Tax	Net	Pretax	Tax	Net
Exploration & Production:
United States	$—	$—	$—	$60.6	$(12.9)	$47.7
Corporate	(5.5)	1.4	(4.1)	(16.0)	4.1	(11.9)
Total adjustments	$(5.5)	$1.4	$(4.1)	$44.6	$(8.8)	$35.8

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION (EBITDA)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Millions of dollars)	2024	2023	2024	2023
Net income attributable to Murphy (GAAP) [1]	$127.7	$98.3	$217.7	$289.9
Income tax expense	32.6	34.9	62.7	88.7
Interest expense, net	21.0	29.9	41.0	58.7
Depreciation, depletion and amortization expense [1]	207.4	210.1	410.1	399.3
EBITDA attributable to Murphy (Non-GAAP)	$388.7	$373.2	$731.5	$836.6
Impairment of asset	—	—	34.5	—
Write-off of previously suspended exploration well	—	17.1	26.1	17.1
Accretion of asset retirement obligations [1]	11.7	10.1	23.1	20.0
Foreign exchange (gain) loss	(5.4)	7.9	(15.9)	8.3
Mark-to-market loss on contingent consideration	—	3.2	—	7.1
Discontinued operations loss	0.6	0.6	1.5	0.3
Adjusted EBITDA attributable to Murphy (Non-GAAP)	$395.6	$412.1	$800.8	$889.4
1 Excludes amounts attributable to a noncontrolling interest in MP GOM.
Non-GAAP Financial Measures
Presented above is a reconciliation of Net income to Earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA. Management believes EBITDA and Adjusted EBITDA are important information to provide because they are used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results. EBITDA and Adjusted EBITDA are non-GAAP financial measures and should not be considered a substitute for Net income or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION AND EXPLORATION (EBITDAX)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Millions of dollars)	2024	2023	2024	2023
Net income attributable to Murphy (GAAP) [1]	$127.7	$98.3	$217.7	$289.9
Income tax expense	32.6	34.9	62.7	88.7
Interest expense, net	21.0	29.9	41.0	58.7
Depreciation, depletion and amortization expense [1]	207.4	210.1	410.1	399.3
EBITDA attributable to Murphy (Non-GAAP)	388.7	373.2	731.5	836.6
Exploration expenses [1]	42.7	89.5	87.1	99.7
EBITDAX attributable to Murphy (Non-GAAP)	431.4	462.7	818.6	936.3
Impairment of asset	—	—	34.5	—
Accretion of asset retirement obligations [1]	11.7	10.1	23.1	20.0
Foreign exchange (gain) loss	(5.4)	7.9	(15.9)	8.3
Mark-to-market loss on contingent consideration	—	3.2	—	7.1
Discontinued operations loss	0.6	0.6	1.5	0.3
Adjusted EBITDAX attributable to Murphy (Non-GAAP)	$438.3	$484.5	$861.8	$972.0
1 Excludes amounts attributable to a noncontrolling interest in MP GOM.
Non-GAAP Financial Measures
Presented above is a reconciliation of Net income to Earnings before interest, taxes, depreciation and amortization, and exploration expenses (EBITDAX) and Adjusted EBITDAX. Management believes EBITDAX and Adjusted EBITDAX are important information to provide because they are used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results. EBITDAX and Adjusted EBITDAX are non-GAAP financial measures and should not be considered a substitute for Net income or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.

MURPHY OIL CORPORATION
FUNCTIONAL RESULTS OF OPERATIONS (unaudited)

	Three Months Ended June 30, 2024		Three Months Ended June 30, 2023
(Millions of dollars)	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States [1]	$679.5	$185.7	$696.2	$168.9
Canada	119.0	8.9	118.3	2.5
Other	4.3	(10.1)	—	(32.3)
Total exploration and production	802.8	184.5	814.5	139.1
Corporate	—	(27.7)	0.1	(46.6)
Income from continuing operations	802.8	156.8	814.6	92.5
Discontinued operations, net of tax	—	(0.6)	—	(0.6)
Net income including noncontrolling interest	$802.8	$156.2	$814.6	$91.9
Net income attributable to Murphy		$127.7		$98.3

	Six Months Ended June 30, 2024		Six Months Ended June 30, 2023
(Millions of dollars)	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States [1]	$1,339.1	$320.2	$1,378.5	$394.9
Canada	255.9	28.3	274.1	24.4
Other	4.2	(20.9)	3.6	(37.6)
Total exploration and production	1,599.2	327.6	1,656.2	381.7
Corporate	—	(55.2)	0.1	(75.2)
Income from continuing operations	1,599.2	272.4	1,656.3	306.5
Discontinued operations, net of tax	—	(1.5)	—	(0.3)
Net income including noncontrolling interest	$1,599.2	$270.9	$1,656.3	$306.2
Net income attributable to Murphy		$217.7		$289.9
1 Includes amounts attributable to a noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
OIL AND GAS OPERATING RESULTS (unaudited)
THREE MONTHS ENDED JUNE 30, 2024, AND 2023

(Millions of dollars)	United States [1]	Canada	Other	Total
Three Months Ended June 30, 2024
Oil and gas sales and other operating revenues	$679.5	$115.5	$4.3	$799.3
Sales of purchased natural gas	—	3.5	—	3.5
Lease operating expenses	212.3	46.8	0.5	259.6
Severance and ad valorem taxes	10.0	0.4	—	10.4
Transportation, gathering and processing	34.2	19.3	—	53.5
Costs of purchased natural gas	—	2.9	—	2.9
Depreciation, depletion and amortization	175.0	37.0	0.9	212.9
Accretion of asset retirement obligations	10.7	2.2	0.2	13.1
Exploration expenses
Dry holes and previously suspended exploration costs	25.9	—	—	25.9
Geological and geophysical	3.1	0.1	5.0	8.2
Other exploration	1.6	—	4.1	5.7
Undeveloped lease amortization	2.1	—	0.9	3.0
Total exploration expenses	32.7	0.1	10.0	42.8
Selling and general expenses	(3.4)	4.5	1.8	2.9
Other	(21.5)	1.1	0.2	(20.2)
Results of operations before taxes	229.5	4.7	(9.3)	224.9
Income tax provisions (benefits)	43.8	(4.2)	0.8	40.4
Results of operations (excluding Corporate segment)	$185.7	$8.9	$(10.1)	$184.5

Three Months Ended June 30, 2023
Oil and gas sales and other operating revenues	$696.2	$105.3	$—	$801.5
Sales of purchased natural gas	—	13.0	—	13.0
Lease operating expenses	156.5	37.5	0.1	194.1
Severance and ad valorem taxes	12.4	0.4	—	12.8
Transportation, gathering and processing	39.9	20.1	—	60.0
Costs of purchased natural gas	—	9.7	—	9.7
Depreciation, depletion and amortization	178.0	35.0	—	213.0
Accretion of asset retirement obligations	9.3	1.9	0.1	11.3
Exploration expenses
Dry holes and previously suspended exploration costs	79.8	—	15.8	95.6
Geological and geophysical	0.4	0.1	10.0	10.5
Other exploration	1.7	—	5.3	7.0
Undeveloped lease amortization	2.1	—	0.6	2.7
Total exploration expenses	84.0	0.1	31.7	115.8
Selling and general expenses	(1.9)	4.7	2.6	5.4
Other	0.5	5.4	1.4	7.3
Results of operations before taxes	217.5	3.5	(35.9)	185.1
Income tax provisions (benefits)	48.6	1.0	(3.6)	46.0
Results of operations (excluding Corporate segment)	$168.9	$2.5	$(32.3)	$139.1
1 Includes amounts attributable to a noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
OIL AND GAS OPERATING RESULTS (unaudited)
SIX MONTHS ENDED JUNE 30, 2024, AND 2023

(Millions of dollars)	United States [1]	Canada	Other	Total
Six Months Ended June 30, 2024
Oil and gas sales and other operating revenues	$1,339.1	$252.2	$4.2	$1,595.5
Sales of purchased natural gas	—	3.7	—	3.7
Lease operating expenses	398.9	94.3	0.7	493.9
Severance and ad valorem taxes	19.8	0.7	—	20.5
Transportation, gathering and processing	70.8	39.2	—	110.0
Costs of purchased natural gas	—	3.1	—	3.1
Depreciation, depletion and amortization	349.0	71.3	0.9	421.2
Impairment of assets	34.5	—	—	34.5
Accretion of asset retirement obligations	21.1	4.3	0.4	25.8
Exploration expenses
Dry holes and previously suspended exploration costs	57.1	—	1.2	58.3
Geological and geophysical	3.7	0.1	5.8	9.6
Other exploration	3.0	0.1	10.4	13.5
Undeveloped lease amortization	4.1	—	1.7	5.8
Total exploration expenses	67.9	0.2	19.1	87.2
Selling and general expenses	(3.6)	9.6	3.0	9.0
Other	(14.1)	2.2	0.5	(11.4)
Results of operations before taxes	394.8	31.0	(20.4)	405.4
Income tax provisions	74.6	2.7	0.5	77.8
Results of operations (excluding Corporate segment)	$320.2	$28.3	$(20.9)	$327.6

Six Months Ended June 30, 2023
Oil and gas sales and other operating revenues	$1,378.5	$217.2	$3.6	$1,599.3
Sales of purchased natural gas	—	56.8	—	56.8
Lease operating expenses	319.2	74.3	0.7	394.2
Severance and ad valorem taxes	23.5	0.7	—	24.2
Transportation, gathering and processing	77.3	36.5	—	113.8
Costs of purchased natural gas	—	41.9	—	41.9
Depreciation, depletion and amortization	338.2	66.7	0.9	405.8
Accretion of asset retirement obligations	18.4	3.9	0.2	22.5
Exploration expenses
Dry holes and previously suspended exploration costs	79.6	—	16.9	96.5
Geological and geophysical	0.7	0.1	10.5	11.3
Other exploration	3.3	0.1	9.4	12.8
Undeveloped lease amortization	4.1	0.1	1.2	5.4
Total exploration expenses	87.7	0.3	38.0	126.0
Selling and general expenses	4.5	7.1	2.8	14.4
Other	9.9	9.7	1.4	21.0
Results of operations before taxes	499.8	32.9	(40.4)	492.3
Income tax provisions (benefits)	104.9	8.5	(2.8)	110.6
Results of operations (excluding Corporate segment)	$394.9	$24.4	$(37.6)	$381.7
1 Includes amounts attributable to a noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
PRODUCTION-RELATED EXPENSES
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars per barrel of oil equivalents sold)	2024	2023	2024	2023
United States – Onshore
Lease operating expense	$14.61	$11.45	$14.14	$13.03
Severance and ad valorem taxes	3.73	3.68	3.66	3.92
Depreciation, depletion and amortization expense	29.64	26.44	29.04	26.30

United States – Offshore[1]
Lease operating expense	$23.58	$14.72	$21.96	$14.71
Severance and ad valorem taxes	0.07	0.07	0.06	0.08
Depreciation, depletion and amortization expense	13.44	11.44	13.45	11.33

Canada – Onshore
Lease operating expense	$5.43	$6.01	$5.46	$6.38
Severance and ad valorem taxes	0.06	0.07	0.06	0.07
Depreciation, depletion and amortization expense	4.76	5.65	4.86	5.82

Canada – Offshore
Lease operating expense	$22.60	$10.96	$24.43	$12.60
Depreciation, depletion and amortization expense	12.00	9.48	10.71	9.40

Total E&P continuing operations[1]
Lease operating expense	$15.27	$11.21	$14.83	$11.76
Severance and ad valorem taxes	0.61	0.74	0.62	0.72
Depreciation, depletion and amortization expense [2]	12.52	12.28	12.64	12.10

Total oil and gas continuing operations – excluding noncontrolling interest
Lease operating expense [3]	$15.09	$11.02	$14.69	$11.58
Severance and ad valorem taxes	0.64	0.76	0.64	0.75
Depreciation, depletion and amortization expense [2]	12.52	12.37	12.65	12.19
1 Includes amounts attributable to a noncontrolling interest in MP GOM.
2 Excludes expenses attributable to the Corporate segment.
3 Lease operating expense per barrel of oil equivalent sold for total oil and gas continuing operations, excluding NCI and workover costs, was $10.42 and $10.02 for the three months ended June 30, 2024 and 2023, respectively and $10.58 and $10.66 for the six months ended June 30, 2024 and 2023.

MURPHY OIL CORPORATION
CAPITAL EXPENDITURES
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Millions of dollars)	2024	2023	2024	2023
Exploration and production
United States [1]	$225.8	$245.5	$414.3	$500.2
Canada	42.2	75.4	109.5	143.5
Other	21.2	37.8	32.5	44.7
Total	289.2	358.7	556.3	688.4

Corporate	4.2	3.6	8.4	9.9
Total capital expenditures - continuing operations [1]	293.4	362.3	564.7	698.3

Less: capital expenditures attributable to noncontrolling interest	1.6	29.9	8.9	38.8
Total capital expenditures - continuing operations attributable to Murphy [2]	291.8	332.4	555.8	659.5

Charged to exploration expenses [3]
United States [1]	30.6	81.9	63.8	83.6
Canada	0.1	0.1	0.2	0.2
Other	9.1	31.2	17.4	36.8
Total charged to exploration expenses - continuing operations [1,3]	39.8	113.2	81.4	120.6

Less: charged to exploration expenses attributable to noncontrolling interest	—	26.3	—	26.3
Total charged to exploration expenses - continuing operations attributable to Murphy [4]	39.8	86.9	81.4	94.3

Total capitalized - continuing operations attributable to Murphy	$252.0	$245.5	$474.4	$565.2
1 Includes amounts attributable to a noncontrolling interest in MP GOM.
2 For the three months ended June 30, 2024, total capital expenditures attributable to Murphy, excluding acquisition-related costs of nil (2023: $32.3 million), is $291.8 million (2023: $300.1 million). For the six months ended June 30, 2024, total capital expenditures attributable to Murphy, excluding acquisition-related costs of nil (2023: $32.3 million), is $555.8 million (2023: $627.2 million).
3 For the three-month and six-month ended June 30, 2024, total charged to exploration expense attributable to Murphy, excludes amortization of undeveloped leases of $3.0 million (2023: $2.7 million) and $5.8 million (2023 $5.4 million), respectively.
4 For the three months ended June 30, 2024, total charged to exploration expense attributable to Murphy, excluding previously suspended exploration costs of nil (2023: $17.1 million), is $39.8 million (2023: $69.8 million). For the six months ended June 30, 2024, total charged to exploration expense excluding previously suspended exploration costs of $26.1 million (2023: $17.1 million), is $55.3 million (2023: $77.2 million).

MURPHY OIL CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited)

(Thousands of dollars)	June 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$333,619	$317,074
Accounts receivable, net	336,965	343,992
Inventories	51,811	54,454
Prepaid expenses	35,053	36,674
Total current assets	757,448	752,194
Property, plant and equipment, at cost less accumulated depreciation, depletion and amortization	8,214,554	8,225,197
Operating lease assets	885,582	745,185
Deferred income taxes	—	435
Deferred charges and other assets	36,134	43,686
Total assets	$9,893,718	$9,766,697
LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt, finance lease	$739	$723
Accounts payable	507,753	446,891
Income taxes payable	20,001	21,007
Other taxes payable	29,669	29,339
Operating lease liabilities	254,780	207,840
Other accrued liabilities	114,690	140,745
Total current liabilities	927,632	846,545
Long-term debt, including finance lease obligation	1,279,310	1,328,352
Asset retirement obligations	923,696	904,051
Deferred credits and other liabilities	291,110	309,605
Non-current operating lease liabilities	645,043	551,845
Deferred income taxes	324,379	276,646
Total liabilities	$4,391,170	$4,217,044
Equity
Common Stock, par $1.00	$195,101	$195,101
Capital in excess of par value	826,861	880,297
Retained earnings	6,672,275	6,546,079
Accumulated other comprehensive loss	(571,645)	(521,117)
Treasury stock	(1,798,872)	(1,737,566)
Murphy Shareholders' Equity	5,323,720	5,362,794
Noncontrolling interest	178,828	186,859
Total equity	5,502,548	5,549,653
Total liabilities and equity	$9,893,718	$9,766,697

MURPHY OIL CORPORATION
PRODUCTION SUMMARY
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Barrels per day unless otherwise noted)	2024	2023	2024	2023
Net crude oil and condensate
United States - Onshore	19,873	26,880	20,127	23,100
United States - Offshore [1]	66,818	72,022	66,448	73,850
Canada - Onshore	2,978	3,097	2,617	3,190
Canada - Offshore	7,506	2,913	6,885	2,687
Other	245	212	245	240
Total net crude oil and condensate	97,420	105,124	96,322	103,067
Net natural gas liquids
United States - Onshore	4,125	4,328	4,145	4,243
United States - Offshore [1]	4,505	6,291	4,596	6,316
Canada - Onshore	494	558	474	691
Total net natural gas liquids	9,124	11,177	9,215	11,250
Net natural gas – thousands of cubic feet per day
United States - Onshore	23,197	24,195	23,714	24,178
United States - Offshore [1]	57,762	69,904	55,462	72,539
Canada - Onshore	406,856	352,265	381,155	328,878
Total net natural gas	487,815	446,364	460,331	425,595
Total net hydrocarbons - including NCI [2,3]	187,847	190,695	182,259	185,250
Noncontrolling interest
Net crude oil and condensate – barrels per day	(6,717)	(5,949)	(6,608)	(6,279)
Net natural gas liquids – barrels per day	(217)	(204)	(214)	(218)
Net natural gas – thousands of cubic feet per day	(2,003)	(1,751)	(2,039)	(2,051)
Total noncontrolling interest [2,3]	(7,268)	(6,445)	(7,162)	(6,839)
Total net hydrocarbons - excluding NCI [2,3]	180,579	184,250	175,097	178,411
1 Includes net volumes attributable to a noncontrolling interest in MP GOM.
2 Natural gas converted on an energy equivalent basis of 6:1.
3 NCI – noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
WEIGHTED AVERAGE PRICE SUMMARY
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Crude oil and condensate – dollars per barrel
United States - Onshore	$80.71	$72.39	$78.76	$73.47
United States - Offshore [1]	81.67	73.82	79.61	73.54
Canada - Onshore [2]	72.25	68.50	70.24	71.46
Canada - Offshore [2]	84.34	80.14	85.25	79.26
Other [2]	100.92	—	96.43	89.05
Natural gas liquids – dollars per barrel
United States - Onshore	19.48	16.60	20.08	19.28
United States - Offshore [1]	22.77	20.16	23.56	22.89
Canada - Onshore [2]	35.46	29.90	35.16	39.82
Natural gas – dollars per thousand cubic feet
United States - Onshore	1.59	1.88	1.77	2.19
United States - Offshore [1]	2.00	2.33	2.32	2.81
Canada - Onshore [2]	1.37	1.85	1.68	2.17
1 Prices include the effect of noncontrolling interest in MP GOM.
2 U.S. dollar equivalent.

MURPHY OIL CORPORATION
FIXED PRICE FORWARD SALES AND COMMODITY HEDGE POSITIONS
AS OF AUGUST 6, 2024
(unaudited)

			Volumes (MMcf/d)	Price/MCF	Remaining Period
Area	Commodity	Type [1]			Start Date	End Date
Canada	Natural Gas	Fixed price forward sales	162	C$2.39	7/1/2024	12/31/2024
Canada	Natural Gas	Fixed price forward sales	28	C$2.76	1/1/2025	12/31/2025
Canada	Natural Gas	Fixed price forward sales	50	C$3.03	1/1/2026	12/31/2026
Canada	Natural Gas	Fixed price forward sales	25	US$1.98	7/1/2024	10/31/2024
Canada	Natural Gas	Fixed price forward sales	15	US$1.98	11/1/2024	12/31/2024
1 Fixed price forward sale contracts are accounted for as normal sales and purchases for accounting purposes.

MURPHY OIL CORPORATION
THIRD QUARTER 2024 GUIDANCE

	Oil BOPD	NGLs BOPD	Gas MCFD	Total BOEPD
Production – net
United States – Eagle Ford Shale	23,800	4,400	25,200	32,400
– Gulf of Mexico excluding NCI	54,900	4,300	55,400	68,400
Canada – Tupper Montney	400	—	417,500	70,000
– Kaybob Duvernay	2,700	600	9,600	4,900
– Offshore	9,600	—	—	9,600
Other	200	—	—	200

Total net production (BOEPD) - excluding NCI [1]	181,500 to 189,500

Exploration expense ($ millions)	$34

FULL YEAR 2024 GUIDANCE
Total net production (BOEPD) - excluding NCI [2]	180,000 to 188,000
Capital expenditures – excluding NCI ($ millions) [3]	$920 to $1,020

¹ Excludes noncontrolling interest of MP GOM of 6,300 BOPD of oil, 300 BOPD of NGLs, and 2,400 MCFD gas.
² Excludes noncontrolling interest of MP GOM of 6,600 BOPD of oil, 300 BOPD of NGLs, and 2,500 MCFD gas.
³ Excludes noncontrolling interest of MP GOM of $22 million.